Exhibit 99.1

Actinium Pharmaceuticals, Inc.

Actinium Closes on Approximately $6.6 Million in Private Placement

Company completes its offering of common stock and warrants

NEW YORK, NY – January 13, 2014 – Actinium Pharmaceuticals, Inc. (OTCQB: ATNM.OB) ("Actinium" or "the Company"), a biopharmaceutical Company developing innovative targeted payload immunotherapeutics for the treatment of advanced cancers, today announced that it has closed the final tranche of approximately $3,310,860 to bring total gross proceeds of approximately $6,636,720 million from the private placement of common stock and warrants to new and existing accredited investors (the “Offering”). The aggregate offering amount of securities sold to investors was increased from $6,000,000 to $6,636,700 in order to cover over-allotments. The proceeds of the Offering will be used primarily for further development of Iomab™-B, a Phase 3 clinical stage bone marrow conditioning agent for preparing patients for hematopoietic stem cell transplantation (HSCT) and Actimab-A, Actinium's lead drug candidate in multicenter Phase 1/2 trials in Acute Myeloid Leukemia (AML).

"This funding gives us additional capital to prepare for the pivotal trial Phase 3 trial of Iomab™-B as a potentially curative treatment regimen for elderly AML patients preparing for a bone marrow transplant,” said Kaushik J. Dave, President and CEO of Actinium. “In addition, we will continue the Phase 1/2 proof of concept trial of Actimab-B as an induction therapy for elderly AML.  Both Iomab™-B and Actimab-A address areas of cancer treatment where there are no FDA approved medications".

Under the terms of the Offering, the Company sold approximately 1,106,120 shares of common stock at $6.00 per share and issued 276,529 five-year warrants exercisable at $9.00 per share.

Laidlaw & Co. (UK) Ltd., a FINRA-registered broker dealer, acted as the exclusive placement agent with respect to the Offering.

The offer and sale of the securities have not been registered under the Securities Act of 1933, as amended, and the shares may not be offered or sold in the United States absent registration under such act and applicable state securities laws or an applicable exemption from those registration requirements. The Company has agreed to file a registration statement covering the resale of the common stock and shares of common stock issuable upon exercise of the warrants issued in the private placement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The foregoing is not a complete summary of the terms of the transactions contemplated by the Purchase Agreement and reference is made to the complete text of the Purchase Agreement, Subscription Agreement, Registration Rights Agreement, Form of Warrant and Form of Lock Up which will be filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

About Actinium Pharmaceuticals

Actinium Pharmaceuticals, Inc. (ATNM.OB) is a New York-based biopharmaceutical company developing innovative targeted payload immunotherapeutics for the treatment of advanced cancers.  Actinium's targeted radiotherapy is based on its proprietary delivery platform for the therapeutic utilization of alpha-emitting actinium-225 and bismuth-213 and certain beta emitting radiopharmaceuticals in conjunction with monoclonal antibodies.  The Company’s lead radiopharmaceutical Iomab™-B will be used in preparing patients for hematopoietic stem cell transplant, commonly referred to as bone marrow transplant.  The Company is conducting a single, pivotal, multicenter Phase 3 clinical study of Iomab™-B in refractory and relapsed Acute Myeloid Leukemia (AML) patients over the age of 55 with a primary endpoint of durable complete remission.  The company’s second program, Actimab-A, is continuing its clinical development in a Phase 1/2 trial for newly diagnosed AML patients over the age of 60 in a single-arm multicenter trial. For more information, please visit www.actiniumpharmaceuticals.com.

About Iomab™-B

Iomab™-B will be used in preparing patients for hematopoietic stem cell transplant, commonly referred to as bone marrow transplant which is the fastest growing hospital procedure in the U.S. The Company established an agreement with the FDA that the path to a Biologics License Application (BLA) submission will include a single, pivotal Phase 3 clinical study if it is successful. The trial population in this two arm, randomized, controlled, multicenter trial will be refractory and relapsed Acute Myeloid Leukemia (AML) patients over the age of 55. The trial size was set at 150 patients with 75 patients per arm. The study design of the pivotal trial is based on results of an earlier Phase 1/2 trial in which sixty percent of the older patients with refractory and relapsed AML exhibited disease free survival estimated at six months. The primary endpoint in the pivotal Phase 3 trial is durable complete remission, defined as a complete remission lasting at least 6 months. There are currently no treatments approved by the FDA for AML in this patient population and there is no defined standard of care. Iomab™-B has completed several physician sponsored clinical trials examining its potential as a conditioning regimen prior to a bone marrow transplant in various blood cancers including the Phase 1/2 study in relapsed and/or refractory AML patients. The results of these studies in over 300 patients have demonstrated the potential of Iomab™-B to create a new treatment paradigm for bone marrow transplants by: expanding the pool to ineligible patients who do not have any viable treatment options currently; enabling a shorter and safer preparatory interval for HSCT; reducing post-transplant complications; and showing a clear survival benefit including curative potential.

Iomab™-B is a radioimmunoconjugate consisting of BC8, a novel murine monoclonal antibody, and iodine 131 radioisotope. BC8 has been developed by Fred Hutchinson Cancer Research Center to target CD45, a pan-leukocytic antigen widely expressed on white blood cells. This antigen makes BC8 potentially useful in targeting white blood cells in preparation for hematopoietic stem cell transplantation in a number of blood cancer indications, including acute myeloid leukemia (AML), chronic myeloid leukemia (CML), acute lymphoblastic leukemia (ALL), chronic lymphocytic leukemia (CLL), Hodgkin disease (HD), Non-Hodgkin lymphomas (NHL) and multiple myeloma (MM). When labeled with radioactive isotopes, BC8 carries radioactivity directly to the site of cancerous growth and bone marrow while avoiding effects of radiation on most healthy tissues.

About Actimab-A

Actimab-A, Actinium's second program is continuing its clinical development in a Phase 1/2 trial for newly diagnosed AML patients over the age of 60 in a single arm multicenter trial. The Company expects to make significant progress in the Phase 2 portion of the trial and announce interim results in 2014. Actimab-A is being developed as a first line therapy and has attracted support from some of the leading experts at the most prestigious cancer treatment hospitals due to the potential of its safety and efficacy profile.

Actimab-A consists of the Lintuzumab monoclonal antibody and actinium 225. Actinium-225 decays by giving off high-energy alpha particles, which kill cancer cells. When actinium decays, it produces a series of daughter atoms, each of which gives off its own alpha particle, increasing the chances that the cancer cell will be destroyed. Lintuzumab is the humanized version of M195 and is a monoclonal antibody that targets CD33, found on myeloid leukemia cells. Both the alpha particle technology and lintuzumab were initially developed at Memorial Sloan Kettering Cancer Center.

For more information:

Visit our web site www.actiniumpharmaceuticals.com

Contact:

Actinium Pharmaceuticals, Inc.
Investor/Media Relations: Corey Sohmer, (646) 459-4201
Email: csohmer@actiniumpharmaceuticals.com

Forward-Looking Statement for Actinium Pharmaceuticals, Inc.

This news release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, or financial performance.  No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Actinium Pharmaceuticals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.